English Translation of an Agreement written in Chinese

Agreement for Co-operation in Business

Made between

Shanghai Quo Advertising Company Limited      (hereinafter called “Party A”)

Wuhan Weiao Advertising Company Limited      (hereinafter called “Party B”)

In accordance with the (Code of Law of the People’s Republic of China Governing Contracts) the (Code of Law of the People’s Republic of China Governing Advertising Activities), and all other relevant laws and regulations and based on the principles of equity voluntarity and conciliation Party A and Party B have reached consensus and agreement with each other on their co-operation for the business operations and application of an outdoor visual advertisement LED Panel to be installed at Wuhan Gongyi Tower (“Building”) situated in Wuhan Zhongshan Road.  The parties have made the following agreement so that they may abide by it :-

Section 1  Representations and Covenants made respectively by the Parties

1.	Representations and Covenants made by Party A :-

(1)	Party A is a corporate body incorporated in accordance with the law and is subsisting effectively;

(2)	Party A has all the relevant rights and capacity to enter into and perform this Agreement and shall retain such right and capacity throughout the subsistence of this Agreement;

(3)
The signing and performance of this Agreement by Party A shall not constitute any contravention of any law, regulation, governmental policy or any other agreement or promise which such party is under an obligation to perform;

(4)	The representative of Party A who signs this Agreement on its behalf has been duly authorized to do so by Party A in accordance with its internal regulations.

2.	Representations and Covenants made by Party B :-

(1)	Party B is a corporate body incorporated in accordance with the law and is subsisting effectively;

(2)	Party B has all the relevant rights and capacity to enter into and perform this Agreement and shall retain such right and capacity throughout the subsistence of this Agreement;

(3)
The signing and performance of this Agreement by Party B shall not constitute any contravention of any law, regulation, governmental policy or any other agreement or promise which such party is under an obligation to perform;

(4)
Party B owns the exclusive right for the operation of business regarding the outdoor visual advertisement LED panel to be provided and installed according to this Agreement and is entitled to the relevant approval papers for the same ( refer to Appendix 1 hereto).

(5)	The representative of Party B who signs this Agreement on its behalf has been duly authorized to do so by Party B in accordance with its internal regulations.

3.	Any misrepresentation or inaccuracy in respect of the above representations and covenants shall be regarded as a fundamental breach of contract on the part of the defaulting party.

Section 2  The Rights and Obligations of Party A

1.
Party A shall in accordance with the applications submitted by Party B to the relevant authorities set up and install at an outdoor location along Wuhan Zhongshan Road (cross street Minsheng Road) a visual advertisement LED panel of 200 square meters in dimension, the substantive measurements of the dimension of the LED panel shall be confirmed in writing upon an inspection to be held on site and the substantive location for the situation of the LED panel will be in accordance with Appendix 2 hereto.

2.
Party A shall bear the cost and expenses in relation to the setting up, above ground installation, consolidation and tuning of the advertisement LED panel and also the cost and expenses in relation to the co-ordination and management of advertising material, publication of such material and the electricity charges for the operation of the advertisement LED panel. Party B is under an obligation to provide the requisite conditions for the relevant work of Party A (except for the consolidation work) and to provide all reasonable assistance in the co-ordination of the work.

3.
Party A shall provide details of the external appearance and dimensions of the Panel and the specifications for the construction of the foundation of the Panel (with information regarding wiring and electricity connection) to enable Party B to submit the relevant information for the approval of the relevant authority, the substantive specifications are included hereunder in Appendix 3 hereto.

4.
Party A shall have the ownership of the property of the LED advertisement Panel to be set up using the investment of Party A hereunder. Party A shall also have the right to use the location of this LED Panel for the placing of advertisement for a period of Five Years counting from the 60th day after the signing of the contract. If Party A has been able to complete its work within the period of 60 days then the computing of the relevant period shall start instead from the date on which both parties have signed a written certificate to confirm the inspection and acceptance of the Panel in good order.(see Appendix 4 hereto). If the relevant work has been delayed due to conditions pertaining to the site of construction (such as the consolidation work required) or if the progress of work is affected by a delay on the part of Party B in the provision of the requisite approval papers for the relevant work then the computing of the relevant period shall start instead from the date on which both parties have signed a written certificate to confirm the inspection and acceptance of the Panel in good order.

5.
Party A shall commence work on the foundation (including wiring and electrical connection) for the outdoor LED Panel and the setting up of the LED advertisement Panel once Party B has completed the process of obtaining the relevant approval for the commencement of work. Party B agrees to allow Party A the work period of 60 days to complete the work (counting from the date of signing of the contract). If the relevant work has exceeded 60 days due to conditions pertaining to the site of construction or due to the causes attributable to Party B then the computing of the relevant work period shall start instead from the date on which both parties have signed a written certificate to confirm the inspection and acceptance of the Panel in good order.

6.
Party A shall not publish or dissipate any material through the media of the visual advertisement LED Panel mentioned above in this contract which is expressly prohibited by the laws or regulations of the People’s Republic of China and shall bear full responsibility for all legal liability arising from such publication.or dissipation.

7.	Party A shall bear all the debts and obligations owing to and towards its advertising customers which arise from its relevant business hereunder which is owned and operated solely by Party A itself.

8.
Party A shall bear responsibility for liability in relation to the safety of the advertising media and installation hereunder. Party A shall bear the losses and damages caused by such media or installation to the person or property of other parties or in relation to the cleaning of the LED Panel or similar courses of event. The liability for personal injury claims or claims for proprietary losses or damage arising in relation to the installation, consolidation and maintenance work hereunder, or in the courses of the publication, dissipation or monitoring of the advertisements shall be borne by the party who is responsible for the relevant work. Third parties may only claim against the party responsible hereunder for compensation.

9.
In the event of both parties hereto terminating their co-operation during the subsistence of this Agreement or in the event of Party A declining to renew its contract after the expiration of the term of contract hereunder Party A shall dismantle and remove the outdoor visual advertisement LED Panel within 20 days and clean up the site or otherwise sell the Panel to Party B at a discount. Party B is entitled to reclaim and take back the advertisement site on the expiration of such period.

Section 3  Rights and Obligations of Party B

1.
Party B shall be responsible for co-ordinating with relevant authorities and making applications to obtain and obtaining all the relevant approvals from relevant government departments and authorities concerning the project in this Agreement.  If Party B should fail to obtain all such approvals from the Municipal Management Bureau in respect of the site location of the visual advertisement LED Panel mentioned above (as confirmed in writing by Party A) by 10th October, 2007 Party A shall be entitled to unilaterally terminate this Agreement.  If the parties hereto shall nevertheless through negotiation agree in writing to extend the time for obtaining such approval then Party B must continue with its effort to obtain all such approval within the extended period of time under such new agreement.

2.
Party B shall ensure that all the examination and scrutinizing procedures of the Municipal Management Bureau and other relevant authorities will be completed before 31st August, 2007so as to ensure that Party A will be able to commence working on the building of foundation for the LED Panel mentioned above as confirmed by Party A in writing and with electricity supply connected to the location.

3.	Party B’s obtaining of all requisite approvals from the relevant authorities for the works in the project hereunder shall be completed no later than 31st August, 2007.

4.
Party B shall be responsible to meet all needs for co-ordination and communication with the owner and/or management office of the building at which the project hereunder is located and ensure that Party A shall be entitled to have independent, exclusive and complete utilization of the LED Panel. Party B shall bear all the fees to be charged for the use of such location.

5.	Party B shall be responsible to co-ordinate the work of Party A for the daily maintenance and repair of the system in the project hereunder.

6.
Party B shall not engage in advertising business within the same district at which the visual LED Panel under this contract is located. Party B shall bear all economic losses and legal consequences arising from any advertising business or violation of rights in the course of publication or dissipation of advertisements occasioned by Party B in its own initiative.

7.	Party B shall give a lawful receipt to Party A upon its receiving the payment of any sum payable by Party A to Party B.

8.
Party A shall provide to Party B at least 5 working days prior to the intended date of publication a full set of documents in respect of the advertisements as proposed by its customer to enable Party B to make the relevant application to the relevant department of the government for the requisite approval. Party B shall return to Party A the copy of the approval papers issued by the relevant government department with the seal of Party B thereon within 3 working days upon the issue of such approval to provide the legal basis for Party A to proceed with the publication of the relevant advertisement. Party B shall also consent to Party A sending persons to make inquiries at the relevant department of the government to verify the issuance of the approval papers. If the contents of the intended advertisement fail to get the relevant approval Party A shall co-ordinate its effort with Party B to make a fresh application or cancel the advertisement altogether. Any issue arising in respect of the fees payable for such application shall be resolved through negotiation between the parties hereto.

* * * TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT 10.1

Section 4.  Duration of Contract

1.
Duration of Contract : This contract shall remain effective for a period of sixty calendar months commencing from the date of issue of the Certificate of Inspection and Acceptance in Good Order after the signing of this contract.

2.
The two parties hereto may, within 60 days before the expiration of the term of this contract, by a written confirmation of their supplemental agreement extend the term of this contract for a further period of 60 calendar months. The other terms and conditions of such supplemental agreement shall be adopted from and be in accordance with those contained in this contract.

Section 5

Party A shall be entitled to obtain the right to operate and publish advertisements through the media of the outdoor visual advertisement LED Panel by payment of a fee which is specified below :-

1.
The period for the operation of the business in respect of the outdoor visual advertisement LED Panel shall be : a period of Five Calendar Years commencing from the date of signing of this contract or the date of issuance of the Certificate of Inspection and Acceptance in Good Order, as appropriate. Party B should propose in writing the terms for the renewal of the contract at least 12 calendar months prior to the expiration of the term of this contract so that this contract may be renewed after negotiation between the parties. Other terms being equal, Party A shall be preferred to other parties in a competition for the right to renew this contract.

2.
Party A shall pay a fee of RMB * * * per year, being a total of RMB * * * for the full term of five years in order to obtain the advertising right to publish advertisements through the LED Panel mentioned above.

* * * TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT 10.1

3.	Manner of Payment :-

(1)
Party A shall pay to Party B a * * *% deposit of the aggregate fee for the whole term of five years within 10 working days after Party B’s obtaining of all the requisite approval papers for the commencement of work, namely, being the sum of RMB * * *.

(2)
Party A shall pay to Party B a sum equivalent to * * * % of the aggregate fee for the whole term of five years within 60 days after the signing of this contract (or in the event of Party A being able to complete the installation of the visual advertisement LED Panel mentioned above and the LED Panel having been accepted by Party B after inspection then computing of the 60 days period shall commence from the conclusion of such activities), namely, being the sum of RMB * * *.

(3)
Party A shall pay to Party B a sum equivalent to * * * % of the aggregate fee for the whole term of five years within the 10 last working days right before the expiration of the first two years of the term of contract, namely, the sum of RMB * * *.

(4)
Party A shall pay to Party B a sum equivalent to * * * % of the aggregate fee for the whole term of five years within the 10 last working days right before the expiration of the first three years of the term of contract, namely, the sum of RMB * * *.

(5)
Party A shall pay to Party B a sum equivalent to * * *% of the aggregate fee for the whole term of five years within the 10 last working days right before the expiration of the first three years of the term of contract, namely, the sum of RMB * * *.

4.
If both parties to this Agreement agree to terminate their co-operation hereunder during the term of performance of this Agreement then the parties hereto shall finalise and conclude their account with regard to the duration for which the right to operate advertisement business hereunder has actually been enjoyed by Party A, Party B shall accordingly refund to Party A any unused portion of fee for publication of advertisements (if any) already paid by Party A.

Section 6

Party A is responsible for the setting up, installation and tuning of the visual advertisement LED Panel.

Section 7

In so far as it is acting strictly in accordance with relevant laws and regulations Party A shall be entitled to carry on its advertising business regarding the visual advertisement LED Panels free from interference by Party B and shall be entitled to assign or transfer the right to business operations and applications in respect of the LED Panels under this Agreement to any third party and to retain the revenue thereby obtained for its own benefit.

Section 8

In order to guarantee the lawful rights of Party A during the subsistence of this contract, the parties hereto have agreed to the special provisions hereunder :-

1.
Party B shall give advance notice to Party A of the impending occurrence of the following incidents : changes in the identity of its substantial shareholder (being a shareholder in itself or as a group holding more than 30% of the shares of Party B);  impending bankruptcy, winding up, receivership or cessation of business of Party B; impending deregistration, cancellation or revocation of the Party B’s permit certificate or relevant government approval papers or permits or licenses; other incidents which shall affect the Party A’s rights and interest under this Agreement.

2.
In the event of any impending occurrence of the above mentioned incidents to Party B Party A shall be entitled to demand Party B to take necessary measures to safeguard the rights of Party A under this contract, including but not limited to the requirement for Party B’s shareholders to provide written undertakings to allow Party A to buy the shares of Party B on terms equally favourable as if offered to themselves; to require Party B to apply for, obtain or maintain relevant licenses, approval papers and permits or to require for undertakings from third parties to confirm that they will respect and have regard to this contract and the right of Party A under this contract.

3.	Party B shall not engage in any business activity concerning the same type of advertisement business hereunder or any other business of a nature similar to the advertisement business hereunder.

Section 9

Except in the situations specified below each party to this Agreement shall keep confidential the contents of this Agreement and any information owned exclusively by the other party and obtained from the other party in the course of negotiation for this Agreement and shall not disclose the same to any third party without the consent of the other party :-

1.	Disclosure pursuant to an effective requirement in writing made under any law or regulation or made by the government, courts of law or court of arbitration.

2.	Such confidential information being disclosed not by reason of the default of the party in question and becoming the exclusive information of a third party.

3.	Where such disclosure is appropriate and necessary in pursuit of a legal remedy for the protection of the lawful rights and interest of the party in question under this Agreement.

4.
Where such disclosure is appropriate and necessary for the performance of this Agreement, for instances, disclosures made in relation to the filing of applications for approvals of relevant governmental authorities, disclosures to interested parties such as the consultants and shareholders of the parties to this Agreement (provided that in such event each party to this Agreement should require such interested parties such as its consultants and shareholders to take up and assume an obligation of confidentiality equivalent to that pertaining hereunder).

Section 10

During the subsistence of this Agreement the act or omission of any party to this Agreement in contravention of its obligations hereunder shall be regarded as an act in breach of this Agreement and such party shall compensate the  other party which has abided by the terms of this Agreement for the losses and damages thereby occasioned.

Section 11

In the course of implementation of this Agreement if Party A should fail to pay Party B the relevant fee payable to Party B hereunder Party B shall have the right to suspend or terminate the operational right of Party A to publicize its advertisements to the extent where the advertising fee of such suspended advertising is equivalent in amount to the payment that is owing.  Provided that this section shall not apply to the situation where the delay in Party A’s payment has resulted from a breach of this contract on the part of Party B.

Section 12

On the occurrences of any one of the following events, Party A shall be entitled to defer its payment of any payment payable and which has not been paid already hereunder and shall have the right to require Party B to bear the liability to compensate for the resulting losses and to pay full compensation to Party A for all its economic losses thereby occasioned :-

1.	If Party B fails to complete the procedures for its submission of applications for approval of the relevant authorities within the prescribed period.

2.
If Party B sell or transfer its right to operate the outdoor visual advertisement LED Panel to a third party thereby preventing Party A’s normal operation of its business in relation to such outdoor visual advertisement LED Panel.

3.
If Party B fails to complete the examination and scrutinizing procedures of the Municipal Management Bureau and of other relevant authorities before 31st August, 2007 and therefore fails to ensure that Party A will be able to commence working on the building of the foundation for the LED Panel as confirmed in writing and with electricity supply connected to such location, thereby causing delay in the project hereunder.

4.	If Party B terminates this contract without the consent of Party A and without justification before the expiration of its term.

5.
If Party B fails to resolve in a timely fashion any obstacle which prevents Party A to have independent, exclusive and complete utilization of the LED Panel (including but not limited to matter such as the provision of electricity supply, the carrying out of installation work, maintenance of the Panel etc.).In such event Party B shall compensate Party A for any economic loss thereby occasioned.

6.
If Party B has acted in violation of this Agreement. In such event Party A shall be entitled to terminate this contract unilaterally and to dismantle and remove the LED Panel which shall belong to Party A.

Section 13  Force Majeure

1.
Whenever an earthquake, typhoon, flooding, accidental fire, arson, act of war or any other unanticipated event the happening and consequence of which is unpreventable, insurmountable and unavoidable causes a direct impact on the performance of this Agreement or rendering both parties to this Agreement unable to perform its obligation under this Agreement, any party hereto which encounters such difficulty of force majeure (“Force Majeure”) shall be exonerated from the performance of its relevant obligation(s) under this Agreement.  Nevertheless, the party encountering Force Majeure must give written notice of the Force Majeure to the other party forthwith and shall within 15 days after the onset of the Force Majeure provide a detailed account of the situation of the Force Majeure and state the reason for the non-performance or deferral in performance of its obligations under this Agreement whether as a whole or partially and substantiate its case with effective documentary proof.  Having regard to the extent to which the performance of this Agreement is affected by Force Majeure the parties shall enter into negotiation to determine and decide whether this Agreement should be annulled or whether the performance of some of the obligations hereunder be relieved or that the time for the performance of this Agreement should be extended.  If Force Majeure occurs during such time when one of the parties hereto is already failing to perform any of its obligations hereunder in time then such party shall not be exonerated from the performance of such obligation.

2.
Any party hereto affected by Force Majeure shall take all reasonable steps and appropriate procedures to mitigate and alleviate the effect of Force Majeure on to performance of this Agreement.  Any party hereto which fails to take appropriate procedure and thereby causes an aggravation of the extent of damages shall not be entitled to claim any exoneration of liability or compensation in respect of the additional damages thereby caused.

3.
If the advertisement (panel) under this Agreement has to be removed or demolished due to causes such as the change in the requirement of national laws or regional regulations or the needs for city planning or urban renewal such event shall be regarded as Force Majeure and this contract shall according come to an end upon the occurrence of such event.

Section 14

If the further performance of this Agreement is rendered impossible by reason of any change in the governmental policy of the Municipal Government of Wuhan City during the subsistence of this Agreement then neither party hereto may claim against the other party for violation of contract.  The parties hereto shall negotiable with each other in such event to decide whether or not to terminate this Agreement and to work out a solution for the resolution of the situation.

Section 15

All matters that have not been adequately provided for under the terms of this Agreement may be resolved by friendly negotiation between the parties hereto and upon the parties reaching consensus on such matter, may be put into a legal document as a supplement to these presents.  Supplementary agreement like that shall have effect equal to that of this Agreement.

Section 16

The following appendices are inseparable parts of this Agreement and shall have effect under the law as if they are contents of this Agreement :-

Appendix 1:	Relevant Governmental Approval Papers.
Appendix 2:	Map of Locations of one visual advertisement LED Panel.
Appendix 3:	Design Drawings of visual advertisement LED Panel.
Appendix 4:	Certificate of Inspection and Acceptance in Good Order.
Appendix 5:	Design drawings and requite requirements for the construction of foundations.

Section 17

This Agreement shall become legally binding immediately from the moment when both Party A and Party B have signed the same and put their respective company seals on the same.

Section 18

The parties hereto shall try to resolve their differences in the course of implementation of this Agreement through negotiation and if they should fail to resolve their differences in that manner either party shall be entitled to commence legal proceedings under the jurisdiction of the People’s Court where the performance of this contract is supposed to take place.
Section 19

This Agreement is signed in four identical counterparts, each of Party A and Party B shall retain two of the counterparts.

Party A :- Shanghai Quo Advertising Company Limited (Seal of Corporation) Statutory Representative of Party A :	Party B :- Wuhan Weiao Advertising Company Limited (Seal of Corporation) Statutory Representative of Party B :
Date: 16th August, 2007	Date: 8th August, 2007
TW/06044/10.Translation